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                                                                     EXHIBIT 5.1

                                October 15, 1996



K&G Men's Center, Inc.
1750-A Ellsworth Industrial Boulevard, N.W.
Atlanta, Georgia  30318

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have served as counsel for K&G Men's Center, Inc., a Georgia corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders") in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of a proposed public offering of 1,200,000 shares (the "Shares") of the Company's authorized common stock, $.01 par value, of which 313,850 Shares are to be sold by the Company and 886,150 Shares are to be sold by Selling Shareholders. In addition, the Company and certain of the Selling Shareholders have granted to the underwriters (the "Underwriters") named in the Registration Statement an option to purchase up to an additional 180,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the organization of the Company and to the authorization and issuance of the Shares and the Over-Allotment Shares to be offered and sold by the Company and the Selling Shareholders, as appropriate, as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, it is our opinion that:

     1. The 886,150 Shares to be sold by the Selling Shareholders are legally and validly issued, fully paid and non-assessable, and the 313,850 Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and non-assessable; and
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     2.  The 135,000 Over-Allotment Shares to be sold by the Selling
Shareholders upon the exercise of the over-allotment option by the Underwriters are legally and validly issued, fully paid and non-assessable, and the 45,000 Over-Allotment Shares to be issued and sold by the Company upon the exercise of the over-allotment option by the Underwriters will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.

                                         Very truly yours,

                                         Hunton & Williams